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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 20, 1998, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                /s/  Batchelor, Tillery & Roberts, LLP

Raleigh, North Carolina
May 3, 2001